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                                                                    EXHIBIT 4.9

          _________________________________________________________________
          _________________________________________________________________







                            SUBSIDIARY SECURITY AGREEMENT


                                        among


                               DISCOVERY ZONE LIMITED,

                         DISCOVERY ZONE (PUERTO RICO), INC.,

                            DISCOVERY ZONE LICENSING, INC.


                                         and


                         STATE STREET BANK AND TRUST COMPANY,
                                 as Collateral Agent




                              Dated as of July 22, 1997







          _________________________________________________________________
          _________________________________________________________________



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                            SUBSIDIARY SECURITY AGREEMENT



         THIS SUBSIDIARY SECURITY AGREEMENT, dated as of July 22, 1997 (the "Subsidiary Security Agreement"), is entered into by and among DISCOVERY ZONE LIMITED, an entity formed under the laws of Canada ("DZL"), DISCOVERY ZONE (PUERTO RICO), INC., a corporation formed under the laws of Puerto Rico ("DZPR"), DISCOVERY ZONE LICENSING, INC., a Nevada corporation (together with DZL, DZPR and other subsidiaries of the Company that may become Subsidiary Guarantors after the date hereof and their permitted respective successors and assigns, the "Subsidiary Guarantors"), and STATE STREET BANK AND TRUST COMPANY, as the Trustee and Collateral Agent under the Indenture (as defined below) and secured party hereunder for its benefit and the ratable benefit of the holders of the Notes (as defined below) (together with its successors and assigns, in such capacity, the "Collateral Agent"). This Subsidiary Security Agreement is being entered into in connection with, pursuant to and as collateral security for the debts, liabilities and Obligations arising under or with respect to the Subsidiary Guarantees (as defined in the Indenture) set forth in Article Eleven of the Indenture.

                                 W I T N E S S E T H:

         WHEREAS, Discovery Zone, Inc., a Delaware corporation (the "Company"), has issued $85,000,000 aggregate principal amount of 13 1/2% Senior Secured Notes due 2002 pursuant to the Indenture, dated July 22, 1997, between the Company, each Subsidiary Guarantor and the Collateral Agent, as amended or supplemented from time to time in accordance with its terms (the "Indenture");

         WHEREAS, pursuant to the Indenture or a supplement thereto, each Subsidiary Guarantor has guaranteed the payment and performance of all now existing and hereafter arising Obligations (defined below) of the Company and the Subsidiary Guarantors (the "Subsidiary Guarantees"); and

         WHEREAS, in order to secure the payment and performance in full of the Obligations under the Subsidiary Guarantees, the parties hereto desire to set forth their mutual understanding and certain agreements regarding the terms and conditions of the supplement to the Indenture made by each Subsidiary Guarantor to the Trustee for the ratable benefit of the Holders.

         NOW, THEREFORE, in consideration of the premises and the covenants set forth herein and in the Indenture, the parties hereto agree as follows.

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                                      ARTICLE I

                                     DEFINITIONS

         1.1 DEFINED TERMS. As used herein, capitalized terms defined in the Indenture and not otherwise defined herein are used herein as so defined. All terms defined in the UCC (defined below) and not otherwise defined herein or in the Indenture shall have the meanings assigned to them in the UCC.

         "Accounts" shall mean all present and future rights of each Subsidiary Guarantor to payment for goods sold or leased or for services rendered, whether or not evidenced by instruments or chattel paper, and whether or not earned by performance, including, without limitation, accounts receivable.

         "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such specified Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the aggregate voting power of the voting securities of a Person shall be deemed to be control. Notwithstanding the foregoing definitions, none of Jefferies & Company, Inc. and its Affiliates shall be considered Affiliates of the Company or any of its subsidiaries.

         "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and any and all warrants, options and rights with respect thereto, including, without limitation, each class of common stock and preferred stock, partnership interests and other indicia of ownership of such Person.

         "Collateral" shall have the meaning assigned to it in Article II hereof.

         "Equipment" shall mean all of each Subsidiary Guarantor's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including, without limitation, data processing hardware and software, motor vehicles, aircraft, dies, tools, jigs, signage, tubes, slides, ball bins, climbing mountains, air and water trampolines, obstacle courses, ramps, devices for crawling, jumping, running, swinging and climbing, and other "soft zone" equipment and toys, games, arcade games and video and other electronic entertainment

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games, chairs, jungle gyms, kitchen and other food and beverage equipment, identification devices and office equipment, as well as all of such types of property leased by each Subsidiary Guarantor and all of each Subsidiary Guarantor's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

         "Inventory" shall mean all of each Subsidiary Guarantor's now owned and hereafter existing or acquired goods, merchandise, inventory and other personal property other than personal property leased in connection with any real property lease, all raw materials, work-in-process, finished goods, returned goods, and materials and supplies of any kind, nature or description which are or might be used or consumed, wherever located, in such Subsidiary Guarantor's business or used in connection with the manufacture, packing, shipping, advertising, maintenance, selling or finishing of such goods, merchandise, inventory and other personal property, and all documents of title or other documents representing them.

         "Notes" shall mean the 13 1/2% Senior Secured Notes due 2002 of the Company, and the 13 1/2% Senior Secured Notes due 2002, Series B, or Private Exchange Notes issued in exchange therefor in accordance with the Indenture, in the aggregate principal amount of $85,000,000.

         "Obligations" shall mean the Company's and each Subsidiary Guarantor's Obligations under the Indenture, the Notes and the Collateral Agreements.

         "Person" or "person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Purchase Agreement" shall mean the Purchase Agreement, dated July 15, 1997, between the Company and Jefferies & Company, Inc., as the initial purchaser, relating to the purchase and sale of the Notes.

         "Records" shall mean all of the present and future books of account of every kind or nature of each Subsidiary Guarantor, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing

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are stored (including any rights of each Subsidiary Guarantor with respect to the foregoing maintained with or by any other person).

         "Requisite Holders" shall mean the Holder or Holders of at least a majority in principal amount of the outstanding Notes, unless otherwise provided in Article Six of the Indenture.

         "Secured Parties" shall mean the collective reference to the Collateral Agent and each Holder.

         "Securities" shall have the meaning assigned to it in Article II hereof.

         "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York, PROVIDED that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

         "Voting Stock" shall mean, with respect to any Person one or more classes of the Capital Stock of such Person having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).


                                      ARTICLE II

                             GRANT OF SECURITY INTERESTS

         2.1 SECURITY INTEREST. As security for the prompt and complete payment and performance in full of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest, if any, to the extent such premium or interest is permitted by law, on the Notes and the performance of all other Obligations, each Subsidiary Guarantor hereby grants to the Collateral Agent, for the benefit of itself and the Holders, a security interest in and continuing lien on, all of their right, title and interest in, to and under the following, in each case, whether now owned or existing or hereafter acquired or arising, and wherever located (all of which is defined as the "Collateral"):

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         (i)    Accounts;

         (ii) subject to the final paragraph of this Section 2.1, all present and future contract rights (including, without limitation, all rights under service contracts pursuant to which each Subsidiary Guarantor renders its services to its customers, which rights shall include any and all rights to all retainers which may arise thereunder), general intangibles (including, but not limited to, tax and duty refunds, patents, trade secrets, trademarks, service marks, copyrights, trade names, trade styles, logos, applications and registrations for the foregoing, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims), chattel paper, documents, instruments, letters of credit, bankers' acceptances and guaranties;

         (iii) all present and future monies, securities, credit balances, deposit accounts and other property of each Subsidiary Guarantor now or hereafter held or received by or in transit to a lender or at any other depository or other institution from or for the account of each Subsidiary Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation, (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors of other persons securing the obligations of account debtors;

         (iv)   Inventory;

         (v)    Equipment;

         (vi)   Records; and

         (vii) all products and proceeds of the foregoing, in any form, including without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

         In no event shall the Collateral Agent's security interest in a contract or agreement of each Subsidiary Guarantor be deemed to be a present assignment, transfer conveyance, subletting or other disposition (an "Assignment") of such contract or agreement to the Collateral Agent within the meaning of any provision in such contract or agreement prohibiting, or requiring any consent or establishing any other conditions for, an assignment thereof by each Subsidiary Guarantor. The Collateral Agent acknowledges that any sale, transfer or Assignment of any such contract or agreement upon the enforcement of the Collateral Agent's security interest therein would be subject to the terms of such contract or agreement governing Assignment, except as otherwise provided in Section 9-318 of the UCC. The Collateral Agent's security interest in each contract or agreement of each Subsidiary Guarantor shall attach from the date hereof to all of the following, whether now existing or hereafter arising or acquired: (i) all of each Subsidiary Guarantor's Accounts and general intangibles for money due or to become due arising under such contract or agreement; (ii) all proceeds paid or payable to each Subsidiary Guarantor from any sale, transfer or assignment of such contract or agreement and all rights to receive such proceeds; and (iii) all other rights and interests of each Subsidiary Guarantor in, to and under such contract or agreement to the fullest extent that attachment thereto would not be a violation of such contract or agreement directly or indirectly entitling a party thereto (other than each Subsidiary Guarantor or Affiliate thereof) to a legally enforceable right to terminate such contract or agreement.


                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

         Each Subsidiary Guarantor hereby represents and warrants to the Collateral Agent, which representations and warranties shall survive execution and delivery of this Security Agreement, as follows:

         3.1  VALIDITY, PERFECTION AND PRIORITY.

              Except as permitted under the Indenture, the security interests in the Collateral granted to the Collateral Agent hereunder will constitute valid and continuing first priority perfected security interests therein, to the extent that such security interests may be perfected by the actions described in
Section 10.03 of the Indenture and subsections (i) and (ii) of this Section 3.1, superior and prior to all Liens and rights or claims of all other Persons, except Permitted Liens (other than Permitted Liens with respect to the Eligible Credit Facility) and as otherwise provided in the Indenture, upon (i) the filing of U.C.C. financing statements and continuation statements naming any Subsidiary Guarantor as "debtor" and the Collateral Agent as "secured party" or filing or recordation of other similar financing statements or instruments or charges or mortgages with respect to any jurisdiction in which the U.C.C. does not govern secured transactions, and describing the Collateral in the appropriate filing offices, and (ii) to the extent not subject to Article 9 of the Uniform Commercial Code in any applicable jurisdiction, the recordation of the security interests granted

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hereunder in patents, trademarks and copyrights in the applicable patent, trademark and copyright registries and the registration of all copyrights.

         3.2  NO LIENS; OTHER FINANCING STATEMENTS.

              (a) Except for the Lien granted to the Collateral Agent hereunder, and except for Permitted Liens (other than Permitted Liens with respect to the Eligible Credit Facility), each Subsidiary Guarantor owns and, as to all Collateral whether now existing or hereafter acquired, will continue to own, each item of the Collateral free and clear of all Liens, rights and claims, and each Subsidiary Guarantor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent on the Collateral entitled to priority therein under applicable law.

              (b) No financing statement or other evidence of Lien covering or purporting to cover any of the Collateral is on file and is effective in any public office other than (i) financing statements filed or to be filed in connection with the security interests granted to the Collateral Agent hereunder, (ii) financing statements for which proper, executed termination statements have been delivered to the Collateral Agent for filing; and (iii) financing statements filed by pre-petition creditors as set forth in the Company's Plan of Reorganization but which no longer evidence valid or existing security interests in the Collateral.

         3.3 CHIEF EXECUTIVE OFFICES. The chief executive offices of each Subsidiary Guarantor are 110 East Broward Boulevard, Fort Lauderdale, Florida 33301 and 50 Main Street, White Plains, New York 10606. The originals of the Records are located at such chief executive offices of the Company. All Records are maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from the chief executive offices or other offices identified on Schedule 3.3 as such.

         3.4 LOCATION OF INVENTORY. All Inventory is kept only at (or shall be in transit to) the locations listed on Schedule 3.3 hereto. None of such Inventory is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or other Person.

         3.5 TRADE NAMES; PRIOR NAMES. The only names under which each Subsidiary Guarantor has conducted business during the last five years are as set forth on Schedule 3.5 hereto.

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         3.6  RECEIVABLES.

              (a) Each Account (other than indebtedness due and owing from the Company) arises from the actual and BONA FIDE sale and delivery of goods by a Subsidiary Guarantor or rendition of services by a Subsidiary Guarantor in the ordinary course of its business which transactions are completed in all material respects with those terms and provisions contained in any document related thereto, except for prepaid passes to FunCenters (as defined in the Offering Memorandum) and deposits for birthday parties or other similar functions which sale and delivery of goods by a Subsidiary Guarantor or rendition of services by a Subsidiary Guarantor are to be completed in the ordinary course of its business.

              (b) The representations and warranties contained in this Section shall be deemed to be repeated by each Subsidiary Guarantor as of the time when each respective Account arises.

         3.7  INTELLECTUAL PROPERTY.

              (a) Schedule 3.5 sets forth (i) all United States, state and foreign registration of and applications for patents, trademarks, service marks and copyrights of each Subsidiary Guarantor and (ii) all patent licenses, trademark and service mark licenses and copyright licenses material to the business of the Subsidiary Guarantors; and

              (b) each Subsidiary Guarantor owns, or has valid rights to use, all patents, trademarks, trade secrets, copyrights, and similar intellectual property rights material to the business of the Subsidiary Guarantors and used in the conduct of any Subsidiary Guarantor's business.

              (c) each account arising from indebtedness due and owing from the Company is a BONA FIDE intercompany indebtedness arising from an appropriate business purpose in the ordinary course of a subsidiary's business and in accordance with GAAP.

         3.8 EQUIPMENT. All Equipment is owned free and clear of all Liens, except Permitted Liens (other than Permitted Liens with respect to the Eligible Credit Facility), is located only at the location set forth on Schedule 3.3 hereto and is in good working condition subject only to wear and tear in the ordinary course, all of which is accounted for at the lower of cost or fair market value in accordance with GAAP on the financial statements of each of the Subsidiary Guarantors.

         3.9 BASIC REPRESENTATIONS AND WARRANTIES. As of the Issue Date (assuming that the Confirmation Order (as defined in the Plan of Reorganization) has become a Final Order (as defined in the Plan of Reorganization) and the Approved Plan (as defined in the Plan of Reorganization) has become Effective (as defined in the Plan of Reorganization), each Subsidiary Guarantor (a) will be duly organized and validly existing in good standing under the laws of the jurisdiction of its formation or other jurisdiction in which it is qualified to do business; (b) will have the power and authority to execute, deliver and carry out the terms and provisions of this Security Agreement and consummate the transactions contemplated hereby; (c) will have taken all necessary action to authorize the execution, delivery and performance of this Security Agreement and the consummation of the transactions contemplated hereby; and (d) will have duly executed and delivered this Security Agreement. As of the Issue Date (assuming that the Confirmation Order has become a Final Order and the Approved Plan has become Effective), this Security Agreement will constitute each Subsidiary Guarantor's legal, valid and binding obligation, enforceable against each Subsidiary Guarantor in accordance with its terms.


                                      ARTICLE IV

                                      COVENANTS

         Each Subsidiary Guarantor covenants and agrees with the Collateral Agent that from and after the date of this Security Agreement:

         4.1 FURTHER ASSURANCES. Each Subsidiary Guarantor will from time to time at its own expense, promptly execute, deliver, file and record all further instruments, endorsements and other documents, and take such further action as the Collateral Agent may deem necessary or desirable in obtaining the full benefits of this Security Agreement and of the rights, remedies and powers herein granted, including, without limitation, the following:

              (i) the filing of any financing statements, in form acceptable to the Collateral Agent under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted hereby (and each Subsidiary Guarantor hereby (x) authorizes the Collateral Agent to file any such financing statement without its respective signature to the extent permitted by applicable law and (y) agrees that a photocopy or other reproduction of this Security Agreement shall be sufficient as a financing statement and may be filed in lieu of the original to the extent permitted by applicable law); and

              (ii) furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may request, all in reasonable detail and in form satisfactory to the Collateral Agent.

         4.2 CHANGE OF NAME, IDENTITY, CORPORATE STRUCTURE, CHIEF EXECUTIVE OFFICES, OR LOCATION OF INVENTORY AND EQUIPMENT. No Subsidiary Guarantor will change its name, identity, corporate structure or the location of its chief executive offices (as specified in Section 3.3) or location of its Inventory or Equipment without (i) giving the Collateral Agent at least thirty (30) days' prior written notice clearly describing such new name, identity, corporate structure or new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) taking all action reasonably satisfactory to the Collateral Agent as the Collateral Agent may reasonably request to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected with the same or better priority than exists on the date hereof and in full force and effect. All Accounts and Records of each Subsidiary Guarantor will continue to be maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, such chief executive office or a location identified as a location at which Accounts or Records are maintained, controlled and directed on Schedule 3.3, or such new locations as such Subsidiary Guarantor may establish in accordance with this Section 4.2.

         4.3 MAINTAIN RECORDS. Each Subsidiary Guarantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, but not limited to, the originals of all documentation with respect to all Accounts and records of all payments received and all credits granted on the Accounts, and all other dealings therewith.

         4.4 RIGHT OF INSPECTION. The Collateral Agent shall at all times have full and free access during normal business hours and upon reasonable notice to all the books, correspondence and records of each Subsidiary Guarantor, and the Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Subsidiary Guarantor agrees to render the Collateral Agent at the cost and expense of the Subsidiary Guarantors, such clerical and other assistance as may be reasonably requested with regard thereto.

         4.5 PAYMENT OF OBLIGATIONS. Each Subsidiary Guarantor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral, as well as all claims of any kind (including, without limitation, claims for labor, materials, supplies and services) against or with respect to the Collateral, except that no such tax, assessment, charge or levy need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken,
(ii) such proceedings do not involve, in the sole opinion of the Collateral Agent, any material danger for the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the books of the applicable Subsidiary Guarantor in accordance with GAAP.

         4.6 NEGATIVE PLEDGE. No Subsidiary Guarantor will create, incur or permit to exist, and each will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Security Interest and Liens created hereby and Permitted Liens (other than Permitted Liens with respect to the Eligible Credit Facility).

         4.7 LIMITATIONS ON DISPOSITIONS OF COLLATERAL. No Subsidiary Guarantor will sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except as permitted in the Indenture.

         4.8 PERFORMANCE BY THE COLLATERAL AGENT OF THE OBLIGATIONS OF ANY SUBSIDIARY GUARANTOR; REIMBURSEMENT. If any Subsidiary Guarantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent may, without consent by such Subsidiary Guarantor, but upon written notice to such Subsidiary Guarantor reasonably given, perform or comply or cause performance or compliance therewith, and the expenses of the Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum borne by the Notes, shall be payable by each Subsidiary Guarantor to the Collateral Agent on demand and such reimbursement obligation shall be secured hereby; provided, however, that such interest shall only be so due and payable if such expenses have not been so paid on demand and in any event within ten (10) days of such notice; and, provided further, that such interest shall be tolled in the event any such expenses are contested in good faith as in error and the resolution of any such contest is diligently pursued by the Subsidiary Guarantors.

         4.9 NO IMPAIRMENT. Except as expressly permitted herein or in the Indenture (including the creation of Permitted Liens (other than Permitted Liens with respect to the Eligible Credit Facility)), no Subsidiary Guarantor will take or knowingly permit to be taken any action which could impair the Collateral Agent's rights in the Collateral. Each Subsidiary Guarantor shall promptly notify the Collateral Agent of any changes in any fact or circumstance represented or warranted by such Subsidiary Guarantor or that could reasonably be expected to have a material adverse effect with respect to any material portion of the Collateral, of any impairment of the Collateral and of any claim, action or proceeding affecting title to all or any of the Pledged Collateral.

         4.10 INSURANCE. Each Subsidiary Guarantor will maintain, with financially sound and reputable insurers acceptable to the Collateral Agent and licensed to do business in each state in which any of the Collateral covered by any policy is located, insurance in compliance with Section 4.05(b) of the

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Indenture.  All policies of insurance shall (i) name the Collateral Agent as additional insured (with respect to liability insurance policies) or loss payee with a lender's loss payable endorsement, in each case as its interests may appear, (ii) include waivers by the insurer of all claims for insurance premiums against the Collateral Agent, (iii) provide that any losses shall be payable to the Collateral Agent notwithstanding (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any Subsidiary Guarantor, (B) any foreclosure or other proceedings or notice of sale relating to any Collateral insured thereunder, or (C) any change in the title to or ownership of any Collateral insured thereunder, and (iv) provide that no cancellation, termination or lapse in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof.

         4.11 EQUIPMENT. Each Subsidiary Guarantor shall maintain its Equipment in good and working condition free of all Liens, except Permitted Liens (other than Permitted Liens with respect to the Eligible Credit Facility), and shall not remove or relocate any Equipment except as provided herein except that any motor vehicles or aircraft intended to be mobile may be so used to the extent that all necessary and appropriate actions have been taken and filings made to perfect a first priority security interest therein in favor of the Collateral Agent for its benefit and the ratable benefit of the Holders.


                                      ARTICLE V

                                  POWER OF ATTORNEY

         Each Subsidiary Guarantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Subsidiary Guarantor and in the name of each Subsidiary Guarantor, from time to time in the Collateral Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action, and to execute in any appropriate manner any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement.

         Each Subsidiary Guarantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                                      ARTICLE VI

                            REMEDIES; RIGHTS UPON DEFAULT

         6.1  RIGHTS AND REMEDIES GENERALLY.

              (a) If an Event of Default shall occur and be continuing, then and in every such case, the Collateral Agent shall have all the rights of a secured party under the UCC, shall have all rights now or hereafter existing under all other applicable laws, and, subject to any mandatory requirements of applicable law then in effect, shall have all the rights set forth in this Security Agreement and all the rights set forth with respect to the Collateral or this Security Agreement in any other agreement between the parties.

              (b) If an Event of Default occurs and is continuing, the Collateral Agent may, and within three Business Days after written instructions from the Requisite Holders shall, commence the taking of such actions toward collection or enforcement of this Security Agreement and the Collateral (or any portion thereof), including, without limitation, action toward foreclosure upon any Collateral, as the Collateral Agent deems in its discretion to be appropriate or as otherwise instructed in writing by the Requisite Holders.

         6.2 ASSEMBLY OF COLLATERAL. If an Event of Default shall occur and be continuing, immediately upon written notice to each Subsidiary Guarantor, each such Subsidiary Guarantor shall, at its own expense, and to the extent commercially practicable, assemble the Collateral (or from time to time any portion thereof) and make it available to the Collateral Agent at any place or places designated by the Collateral Agent which is reasonably convenient to both parties.

         6.3 DISPOSITION OF COLLATERAL. The Collateral Agent will determine the circumstances and manner in which the Collateral will be disposed of, including, but not limited to, the determination of whether to foreclose on the Collateral following an Event of Default. The Collateral Agent will give each Subsidiary Guarantor reasonable written notice of the time and place of any public sale of the Collateral or any part thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Each Subsidiary Guarantor agrees that the requirements of reasonable notice to it shall be met if such notice is delivered to its address specified in and in accordance with Section 7.3 of this Security Agreement (or such other address that a Subsidiary Guarantor may provide to the Collateral Agent in writing) at least ten (10) days before the time of any public sale or after which any private sale may be made.

         6.4  PROCEEDS.  If an Event of Default shall occur and be continuing,
(i) all proceeds and distributions on the

Collateral received by any Subsidiary Guarantor shall be held in trust for the Collateral Agent, segregated from other funds of the Subsidiary Guarantors in a separate deposit account containing only such proceeds and distributions, and shall forthwith upon receipt thereof be turned over to the Collateral Agent in the same form received (appropriately endorsed or assigned to the order of the Collateral Agent or in such other manner as shall be satisfactory to the Collateral Agent) and (ii) any and all such proceeds and distributions received by the Collateral Agent (whether from any Subsidiary Guarantor or otherwise), or any part thereof, may, in the sole discretion of the Collateral Agent, be held by the Collateral Agent in a separate account as Collateral hereunder and/or then or at any time or from time to time thereafter, be applied by the Collateral Agent against the Obligations (whether matured or unmatured) and related expenses, including attorney's fees as provided in Section 6.7 below.

         6.5 RECOURSE. Each Subsidiary Guarantor shall, jointly and severally, pay or remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to satisfy the Obligations. Each Subsidiary Guarantor shall also be, jointly and severally, liable for all expenses of the Collateral Agent incurred in connection with collecting such deficiency, including, without limitation, the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

         6.6 EXPENSES; ATTORNEYS FEES. Each Subsidiary Guarantor shall, jointly and severally, pay or reimburse the Collateral Agent for all its expenses in connection with the exercise of its rights hereunder, including, without limitation, (i) all reasonable attorneys' fees and legal expenses incurred by the Collateral Agent and (ii) all filing fees and related expenses contemplated by Section 4.1 hereof. Expenses of retaking, holding, preparing for sale, selling or the like shall include the reasonable attorneys' fees and legal expenses of the Collateral Agent. All such expenses shall be secured hereby.

         6.7  LIMITATION ON DUTIES REGARDING PRESERVATION OF COLLATERAL.

              (a) The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account;

              (b) The Collateral Agent shall have no obligation to take any steps to preserve rights against prior parties to any Collateral; and

              (c) Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligations to sell or otherwise dispose of any Collateral upon the request of any Subsidiary Guarantor or otherwise, except with respect to actions taken or omitted with gross negligence, willful misconduct or in bad faith.

         6.8 COOPERATION OF OTHER SUBSIDIARIES. Each Subsidiary Guarantor shall cause any subsidiary that becomes a subsidiary after the date hereof to enter into a supplement to the subsidiary Security Agreement, pursuant to which such Subsidiary shall grant to the Collateral Agent for itself and the ratable benefit of the Holders and their respective successors and assigns, a continuing security interest in all of the Collateral then owned by such subsidiary or thereafter acquired or arising as security for the prompt and complete payment and performance in full of all the Obligations.


                                     ARTICLE VII

                                    MISCELLANEOUS

         7.1 INDEMNITY. Each Subsidiary Guarantor agrees, jointly and severally, to indemnify, reimburse and hold the Collateral Agent and its officers, directors, employees, representatives and agents ("Indemnitees") harmless from any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs or expenses or disbursements (including reasonable attorneys' fees and expenses) for whatsoever kind or nature ("Losses") which may be imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Security Agreement or the transactions contemplated hereby, except to the extent that such Losses are caused by the gross negligence, willful misconduct or bad faith of such Indemnitees as determined by a final judgment of a court of competent jurisdiction. The obligations of each Subsidiary Guarantor under this Section shall be secured hereby, shall survive payment and performance or discharge of the Obligations and the termination of this Security Agreement and shall be joint and several with each of the other Subsidiary Guarantors.

         7.2 GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS).

         7.3 NOTICES. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telex, or cable communication), and shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the United States mail, postage prepaid, or, in the case of telex notice, when sent, answer-back received, or in the case of telecopy notice, when sent, or in the case of a nationally recognized overnight courier service, one business day after delivery to such courier service, addressed, in the case of each party hereto to the following address, or to such other address as may be designated by any party in a written notice to the other party hereto:


         IF TO DISCOVERY ZONE LIMITED:
         -----------------------------

              Discovery Zone, Inc.
              110 East Broward Boulevard
              Fort Lauderdale, Florida 33301
              Attention:  Chief Executive Officer
              Telephone:  (954) 627-2400
              Facsimile:  (954) 627-2760

         WITH A COPY TO:
         ---------------

              Shearman & Sterling
              599 Lexington Avenue
              New York, New York  10022
              Attention:  Douglas P. Bartner, Esq.
              Facsimile:  (212) 848-7179


         IF TO DISCOVERY ZONE (PUERTO RICO), INC.:
         -----------------------------------------

              Discovery Zone, Inc.
              110 East Broward Boulevard
              Fort Lauderdale, Florida 33301
              Attention:  President
              Facsimile:  (954) 627-2760

         WITH A COPY TO:
         ---------------

              Shearman & Sterling
              599 Lexington Avenue
              New York, New York  10022
              Attention:  Douglas P. Bartner, Esq.
              Facsimile:  (212) 848-7179


         IF TO DISCOVERY ZONE LICENSING, INC.:
         -------------------------------------

              Discovery Zone, Inc.
              110 East Broward Boulevard
              Fort Lauderdale, Florida 33301
              Attention:  President
              Facsimile:  (954) 627-2760

         WITH A COPY TO:

              Shearman & Sterling
              599 Lexington Avenue
              New York, New York  10022
              Attention:  Douglas P. Bartner, Esq.
              Facsimile:  (212) 848-7179


         IF TO THE COLLATERAL AGENT:

              State Street Bank and Trust Company
              Two International Place
              Boston, MA  02110
              Attention:  Corporate Trust Department
              Telephone:  (617) 664-5326
              Facsimile:  (617) 664-5371

         WITH A COPY TO:

              Peabody & Arnold
              50 Rowes Wharf
              Boston, MA  02110
              Attention:  Robert J. Coughlin, Esq.
              Facsimile:  (617) 951-2125


         7.4 SUCCESSORS AND ASSIGNS. This Security Agreement shall be binding upon and inure to the benefit of each Subsidiary Guarantor, the Collateral Agent, all future holders of the Obligations and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Security Agreement without the prior written consent of the Collateral Agent.

         7.5 WAIVERS AND AMENDMENTS. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the terms of Article Nine of the Indenture. In the case of any waiver, each Subsidiary Guarantor and the Collateral Agent shall be restored to their former position and rights hereunder and under the outstanding Obligations, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         7.6 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Collateral Agent in exercising any right, power or privilege hereunder and no course of dealing among the Subsidiary Guarantors and the Collateral Agent shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy which the Collateral Agent would otherwise have on any future occasion. The rights and remedies herein expressly provided are cumulative and may be exercised singly or concurrently and as often and in such order as the Collateral Agent deems expedient and are not exclusive of any rights or remedies which the Collateral Agent would otherwise have whether by security agreement or now or hereafter existing under applicable law. No notice to or demand on each Subsidiary Guarantor in any case shall entitle any Subsidiary Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Collateral Agent to any other or future action in any circumstances without notice or demand.

         7.7 TERMINATION; RELEASE. When the Obligations have been completely paid and performed in full in accordance with Article Eight of the Indenture, this Security Agreement shall terminate, and the Collateral Agent, at the request and sole expense of each Subsidiary Guarantor, and subject to and in accordance with the applicable terms of the Indenture, will execute and deliver to such Subsidiary Guarantor the proper instruments (including UCC termination statements) acknowledging the termination of this Security Agreement, and will duly assign, transfer and deliver to such Subsidiary Guarantor, without recourse, representation or warranty of any kind whatsoever, such of the Collateral and Securities as may be in possession of the Collateral Agent and that has not theretofore been disposed of, applied or released, all in accordance with the terms and conditions of the Indenture and other Collateral Documents. In addition, so long as no Default or Event of Default exists (with respect to a Released Interest other than in connection with the immediately preceding sentence), the Collateral Agent, at the request and sole expense of any Subsidiary Guarantor, will execute and deliver to such Subsidiary Guarantor the proper instruments to effect the release of the Released Interests in compliance with Section 10.05 of the Indenture.

         7.8 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Security Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

         7.9 SEVERABILITY. In case any provision in or obligation under this Security Agreement or the Obligations shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         7.10 COUNTERPARTS. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Security Agreement by signing any such counterpart.

         7.11 TRUSTEE CAPACITY. In acting as Collateral Agent hereunder, the Collateral Agent shall benefit from and be entitled to all of the protections and benefits of the terms set forth in Article Seven of the Indenture.

         7.12 JOINT AND SEVERAL LIABILITY. Each of the Subsidiary Guarantors, on the date hereof or hereafter becoming a party hereto, shall be jointly and severally liable for the Obligations under the Subsidiary Guarantees and under this Security Agreement.

         7.13 SUBSIDIARY GUARANTORS' INDENTURE OBLIGATIONS ABSOLUTE. The liability of each Subsidiary Guarantor under this Subsidiary Security Agreement shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by: any change in the time, place or manner of payment of all or any of such Subsidiary Guarantor's Obligations under the Indenture or the Notes, or in any other term of the Indenture, the Notes, the Subsidiary Pledge Agreement or any Subsidiary Guarantee, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Indenture, the Notes, the Subsidiary Pledge Agreement or any Subsidiary Guarantee, or any assignment or transfer thereof; any lack of validity or enforceability, in whole or in part, of the Indenture, the Notes, the Subsidiary Pledge Agreement or any Subsidiary Guarantee; any furnishing of any additional security for the Indenture Obligations or any acceptance thereof or any release or nonperfection of any security interest in property; any limitation on any party's liability or obligations under the Indenture, the Notes, the Subsidiary Pledge Agreement or any Subsidiary Guarantee; any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Subsidiary Guarantor or any Person other than any Subsidiary Guarantor or any action taken with respect to this Subsidiary Security Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Subsidiary Guarantor shall have notice or knowledge of any of the foregoing; or any exchange, release or amendment or waiver of or consent to departure from any other agreement pursuant to which a Lien is created in favor of the Collateral Agent for the benefit of the Holder, pursuant to which a person other than a Subsidiary Guarantor has granted a security interest.

         IN WITNESS WHEREOF, the parties hereto have caused this Subsidiary Security Agreement to be duly executed and delivered as of the date first above written.


                   DISCOVERY ZONE LIMITED



                   By:  /s/ Scott Bernstein
                        ----------------------------------------
                        Name:  Scott Bernstein
                        Title: Chief Executive Officer and President


                   DISCOVERY ZONE (PUERTO RICO), INC.



                   By:  /s/ Scott Bernstein
                        ----------------------------------------
                        Name:  Scott Bernstein
                        Title: Chief Executive Officer and President


                   STATE STREET BANK AND TRUST COMPANY
                     as Collateral Agent


                   By:  /s/ Mary Lee Storrs
                        ----------------------------------------
                        Name:  Mary Lee Storrs
                        Title:

                   DISCOVERY ZONE LICENSING, INC.



                   By:  /s/ Robert G. Rooney
                        ----------------------------------------
                        Name:  Robert G. Rooney
                        Title:

                                     SCHEDULE 3.1

                                     UCC FILINGS

A.  DISCOVERY ZONE LICENSING, INC.

State              Facilities Located       Filing Office
                Within the Jurisdiction
                  of the Filing Office

------------- -------------------------     -----------------------------------

Florida       Corporate Office              Bureau of Uniform Commercial Code
                                            Department of State
                                            P.O. Box 793
                                            Tallahassee, FL 32314

Nevada        State of Incorporation        Secretary of State
                                            UCC Division, Capitol Complex
                                            Secretary of State's Office
                                            Carson City, NV 89710


B.  DISCOVERY ZONE (PUERTO RICO), INC.

Filing locations to be provided by Nachman Santiago & Guillemard, local counsel to Initial Purchaser.

C.  DISCOVERY ZONE LIMITED

Filing locations provided by McCarthy Tetrault, local counsel to Initial Purchaser.

Ontario
Alberta
Manitoba

                                     SCHEDULE 3.3

                                LOCATION OF COLLATERAL

========================= ==================================== ========================================
                                 LOCATION                            LANDLORD ADDRESS
    CORPORATION              NUMBER AND ADDRESS                  INFORMATION (IF APPLICABLE)
------------------------- ------------------------------------ ----------------------------------------
Discovery Zone            110 East Broward Blvd.               Blockbuster Entertainment
Licensing, Inc.           Fort Lauderdale, FL 33301            Att: Michael Victorson
                                                               1201 Elm Street
                                                               Dallas, TX 75270
------------------------- ------------------------------------ ----------------------------------------
Discovery Zone Limited    435                                  410-7 Power Contres Limited
                          Power Center                         c/o First Professional Mgmt., Inc.
                          150 W Dr. Unit 2A, Hwy 7 & 410       259 Yorkland Road, Ste. 300
                          Brampton, Ontario L6T4P9             N. York, Ontario M2J5B2
------------------------- ------------------------------------ ----------------------------------------
Discovery Zone Limited    950                                  Great Pacific Industries, Inc.
                          360 Mayfield Common                  19890 92A Avenue
                          Edmonton, Alberta T5P4K9             Langley, BC V3A4P8
------------------------- ------------------------------------ ----------------------------------------
Discovery Zone Limited    951                                  Saskatchewan Co-op Credit Society Ltd.
                          3414 Calgary Trail South, #400       c/o Credit Union Central of Saskatchewan
                          Edmonton, Alberta T6J6RS             2055 Albert St.
                                                               P.O. Box 3030
                                                               Regina, Saskatchewan S4P3G8
------------------------- ------------------------------------ ----------------------------------------
Discovery Zone Limited    952                                  Almahurst Holdings Limited
                          Superstore Mall                      c/o Effort Trust Company
                          4380 Wellington Road South           242 Main St., East
                          London, Ontario N6E2Z6               Hamilton, Ontario L8N1H5
------------------------- ------------------------------------ ----------------------------------------
Discovery Zone Limited    953                                  65434 Manitoba Limited
                          1320 Ellice Avenue, #3               477 Westwood Drive
                          Winnipeg, Manitoba R36OE9            Whinnipeg, Manitoba R3K1G5
------------------------- ------------------------------------ ----------------------------------------
Discovery Zone            901                                  HT Ventures, S.E.
(Puerto Rico), Inc.       506 Truncado Street                  100 South Dixie Highway, Ste. 200
                          Hatillo, PR  00659                   W. Palm Beach, FL  33401
------------------------- ------------------------------------ ----------------------------------------

========================= ==================================== ========================================
                                 LOCATION                            LANDLORD ADDRESS
    CORPORATION              NUMBER AND ADDRESS                  INFORMATION (IF APPLICABLE)
------------------------- ------------------------------------ ----------------------------------------
Discovery Zone            904                                  F.W. Caguas Joint Venture
(Puerto Rico), Inc.       Plaza Center II                      P.O. Box 361163
                          Munoz Marin Ave & Hwy. 30            San Juan, PR  009K-1163
                          Caguas, PR 00725
------------------------- ------------------------------------ ----------------------------------------
Discovery Zone            905                                  Big Beaver of Rio Piedras Development
(Puerto Rico), Inc.       9410 Los Romeros Avenue              c/o KMart Corp.
                          San Juan, PR 00927                   3100 West Bay Beaver Rd.
                                                               Troy, MI  48084
                                                               and
                                                               Manley-Bereson Assoc,
                                                               66 Long Wharf
                                                               Boston, Massachusetts 02110
========================= ==================================== ========================================

                                     SCHEDULE 3.5

A.  TRADEMARKS HELD BY EITHER:
    (1)  DISCOVERY ZONE, INC.;
    (2)  DISCOVERY ZONE LIMITED;
    (3)  DISCOVERY ZONE (PUERTO RICO), INC.; OR
    (4)  DISCOVERY ZONE LICENSING, INC.

See Schedule 3.5(A) to the Security Agreement, dated as of July 22, 1997, between Discovery Zone, Inc and State Street Bank and Trust Company, as Collateral Agent.

B.  PATENTS HELD BY EITHER:
    (1)  DISCOVERY ZONE, INC.;
    (2)  DISCOVERY ZONE LIMITED;
    (3)  DISCOVERY ZONE (PUERTO RICO), INC.; OR
    (4)  DISCOVERY ZONE LICENSING, INC.

See Schedule 3.5(B) to the Security Agreement, dated as of July 22, 1997, between Discovery Zone, Inc and State Street Bank and Trust Company, as Collateral Agent.


C.  COPYRIGHTS HELD BY EITHER:
    (1)  DISCOVERY ZONE, INC.;
    (2)  DISCOVERY ZONE LIMITED;
    (3)  DISCOVERY ZONE (PUERTO RICO), INC.; OR
    (4)  DISCOVERY ZONE LICENSING, INC.

See Schedule 3.5(C) to the Security Agreement, dated as of July 22, 1997, between Discovery Zone, Inc and State Street Bank and Trust Company, as Collateral Agent.

D.  MATERIAL LICENSES

    None.